UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 10, 2018)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2018, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”), following the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Company’s Board from ten to eleven and elected Colleen F. Reitan to fill the newly created vacancy effective as of June 1, 2018. Ms. Reitan will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2019.

As a non-employee director, Ms. Reitan will receive an annual cash fee of $50,000. In addition, in connection with her election to the Board, on June 1, 2018, Ms. Reitan will receive a stock option to purchase 18,000 shares of common stock of the Company, vesting annually over three years. Beginning in 2019, she will be eligible to receive an annual stock option award, in an amount determined by the Compensation Committee of the Board (currently 9,000 shares per the Company’s compensation policy for non-employee directors), vesting in full on the one-year anniversary of the grant date. The exercise price of these stock option awards will be the fair market value of the Company’s common stock on the respective dates of grant. The Company will also reimburse Ms. Reitan for reasonable travel and other related expenses incurred in connection with her service on the Board.

In addition, Ms. Reitan will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 10, 2018. As of March 15, 2018, the record date for the Annual Meeting, 100,171,389 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

1. The Company’s stockholders re-elected the four persons listed below as Class II directors, each to serve until the Company’s 2021 annual meeting of stockholders or until his or her successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis A. Ausiello, M.D.	86,362,811	1,126,043	113,272	4,733,785
John K. Clarke	81,278,923	6,209,331	113,872	4,733,785
Marsha H. Fanucci	86,064,359	1,424,626	113,141	4,733,785
David E.I. Pyott	85,958,994	1,529,138	113,994	4,733,785

The terms of office of the following directors continued after the Annual Meeting:

Michael W. Bonney

John M. Maraganore, Ph.D.

Steven M. Paul, M.D.

Paul R. Schimmel, Ph.D.

Amy W. Schulman

Phillip A. Sharp, Ph.D.

2. The Company’s stockholders approved the Company’s 2018 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,819,642	18,679,143	103,341	4,733,785

3. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,724,391	694,844	182,891	4,733,785

4. The Company’s stockholders ratified the appointment by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,711,325	524,108	100,478	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Laurie B. Keating
Laurie B. Keating
Senior Vice President, General Counsel and Secretary